SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  September 26, 2002
                                                         ------------------


                             HARLEYSVILLE GROUP INC.
             -------------------------------------------------------
              (Exact name of registrant as specified in its charter)


     Delaware                      0-14697          51-0241172
---------------------------        --------         -----------
(State  or  other  jurisdiction    (Commission      (IRS  Employer
  of  incorporation)               File Number)     Identification  No.)


355  Maple  Avenue,  Harleysville,  Pennsylvania        19438
--------------------------------------------          ---------
   (Address  of  principal  executive  offices)       (Zip Code)


                                 (215) 256-5000
               ---------------------------------------------------
               Registrant's telephone number, including area code


                                       N/A
     ----------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Item  5.     Other  Events
------       ------------

     On September 25, 2002 at 8:00 PM, Walter R. Bateman, Chairman and CEO of Harleysville Group Inc., presented the remarks that follow to attendees of Harleysville Group's Investors and Analysts Forum. The Forum continues on September 26, 2002 and will be Webcast in its entirety. It can be found on the "financial" page of the Company's Web site www.harleysvillegroup.com.

WALTER  R.  BATEMAN
CHAIRMAN  &  CEO
HARLEYSVILLE  GROUP  INC.
2002  INVESTORS'  AND  ANALYSTS'  FORUM
SEPTEMBER  25,  2002

Good evening and welcome. We appreciate you investing your precious time with us tonight and tomorrow. We trust your investment return is attractive in the form of greater insight into the Harleysville companies and our senior leadership team.

Because we'll be going into great detail tomorrow, I won't turn this evening into a tutorial about Harleysville. But because this is my only solo time on the agenda, I want to take a couple of minutes to offer my perspective on what is a very compelling business story.

Everyone here very likely knows our basics. On a consolidated basis, including Harleysville Mutual, we're a $1.1 billion regional insurer writing small commercial accounts and personal lines in 32 eastern and Midwestern states. We don't compete for national accounts; that's not our strategy.

We don't compete for special risk business or cash flow programs either. Instead, we underwrite the "Main Streets," industrial parks, and suburbs of America, and we do it with underwriting discipline at that, with the right per risk price adequacy.

If you had to describe the Harleysville franchise on a cocktail napkin, (Insurance people tend to see cocktail napkins as a tool of the trade!) I suppose what I just said would do. But our story goes deeper than our statistical profile or our position in the market.

We essentially operate under the radar screen of the "big guys." (You won't see us regularly featured on the front page of the Wall Street Journal--Fortunately in the latest context of front page articles.) Instead, we are known where it counts: in the markets we serve. Harleysville is one of America's best regional insurance companies, and, for my money, we're in just about our best shape ever.

I'm  very  proud  of  this  company,  and  I  think  I  have many reasons to be.

Many of those reasons are seated with you tonight--our senior leaders. They, individually and collectively, are responsible for moving Harleysville numbers from where we were two years ago, to numbers that many companies in the property and casualty industry would be proud to post.

You'll learn more about how they did it tomorrow, but tonight I simply wanted to acknowledge that fact.

Last month, Lee Patkus was elected president and chief operating officer of Harleysville Group Lee, if you would stand please

All of the key members of our senior team here tonight are very capable people and you'll witness that first hand for yourself tomorrow.

Tomorrow you'll also be taking an in-depth look at our core small commercial strategy and the results we've produced. And, as you hear our story, you'll see another reason I'm proud of Harleysville and that is, we keep our word.

Those of you who were with us two years ago at our last Investors and Analysts Forum remember that we made promises of corrective action and future performance.

Example: We said we would pursue a triangular discipline of reunderwriting our risk portfolio, repricing it, and accompany those actions with the tough-nosed management of our distribution outlets, and we have

- Please note that we've reunderwritten and repriced our entire risk portfolio--both commercial lines and personal lines--and even though we were well ahead of the market with our corrective actions, our timing was absolutely perfect and our judgment was right-on because our pricing stuck. You may remember that we had a slogan that time--"Mission Possible"--and that phase is now "mission accomplished."
- Our triangle points now read underwriting, not re-underwriting it now reads pricing, not re-pricing and that discipline continues day in and day out to keep every one of our folks focused on the right issues. (The main thing is to keep the main thing the main thing-and that's our main thing.)
- Two years ago, we said we'd reduce our expense ratio, and we have--with organizational simplifications, staff reductions, the application of best practices and adherence to industry benchmarks, with new productivity programs, and plain old grind-it-out expense management.
- Since we last convened, we've refreshed and revitalized the Harleysville brand with our new logo and new positioning statement: "Good people to know"--which was done to singularize the projection and impact of our brand, our value proposition, our A.M. Best "A" rating, and importantly our balance sheet strength (to the markets we serve in 32 states.)
- Since 1999, we've made the Harleysville franchise a lot more valuable and, importantly, a lot harder for agents to get. A Harleysville Insurance plaque on an agent's wall is now more representative of a valid franchise agreement between the "franchisor" underwriter (Harleysville) and the franchisee (independent agent). That relationship now is based on longer-term commitments and a value proposition that is highly rewarding to those agents who manage and exploit their Harleysville franchise the way we want it done!
- The last time we met, we said we were going to launch a refined small commercial strategy, and we have--very successfully. And that success is building, our vision for the future is being realized, day after day, in all our profit centers--and I'm naturally pleased with that. Tomorrow you'll see the actions we're taking to undergird that success.
- Two years ago we said we'd lower our combined ratio, and we have--with hands-on underwriting management. In 1999 we were running a 107.8 overall combined ratio. In 2000, it was 106.1. In 2001 we ended the year with a 104.2 and our combined ratio for commercial lines hit 100 even. For the first six months of this year, HGI is running below 100 in commercial lines, and we have an overall year-to-date combined ratio of 101.9.

Having said all of the above, we know we still have issues to resolve. In the property/casualty world, it's never going to be a perfect world; we still must deal with negative as well as positive external factors.

For instance, we continue the upstream swim against medical inflation in workers compensation and the consumeristic and protectionist regulatory environment in private passenger auto. I'd be hard pressed to name a company underwriting our type of portfolio that isn't in that same boat, and tomorrow Doug Gaudet will take you through the corrective underwriting actions we've engaged to improve profitability and minimize our exposure in those lines, along with the splendid successes we've had in commercial lines overall.

On the financial reporting front, in this world of ethically challenged and failing businesses, I'm proud to say that our balance sheet is strong and "clearly" presented. And tomorrow you'll get to go one-on-one with our CFO, Bruce Magee, in a balance sheet discussion. As you will see reinforced in Bruce's remarks, we truly covet our reputation for financial integrity and don't intend to spoil it.

Also (on the financial front), I'm pleased to tell you that our cash flow has turned strongly positive for the first quarter and for the first half of this year, and now stands at $46 million. Operating earnings for six months are at 89 cents a share, up 16%.

Finally, HGI's balance sheet is only modestly leveraged and, as Mark Cummins, our CIO, will outline for you tomorrow, the credit quality of our investment portfolio is "pristine."

We're also outperforming the industry in terms of ROE. That's certainly nothing new--we've done that for 15 of the 16 years we've been a public company.

Having said that, our ROE performance currently resides below our long-term target level--despite our excellent operating results. The reason's no secret because like many other insurers, we've had to take investment write downs, especially in our equities portfolio, and they've negatively impacted net income and return on equity.

I'm not making excuses though, and improving ROE performance is at the top of our list of objectives. But in addition to ROE, we have other important core corporate objectives, five more in fact:

- growing our commercial book of business, especially in preferred customer groups
-      advancing  our  personal  lines  strategy
-      strengthening  customer  retention
-      continuing  to  strengthen  the  quality  and  skills  of  our  workforce
-      and  improving  our  expense  ratio.

All of those objectives are very important, but none trumps the primary objective: producing superior earnings growth and a return on equity for our shareholders.

We intend to do that even when external conditions are difficult. In fact, one reason we are confident Harleysville can produce results superior to the industry is that we are not captive to marketplace conditions.

It's quite difficult for the big national underwriters to consistently outperform the market because many of them reflect the overall market--and some are the market. I'm not suggesting it can't be done, and we can all think of large insurance competitors that have outstanding track records of profitability.

Even so, being nimble enough and selective enough to work around many marketplace problems gives us an advantage that shows in our earnings.

We are, at heart, a local company operating under the radar screens of the nationals, with a great deal of hands-on control of our underwriting activities and high-touch service for agents and policyholders. I assert to you that we're a destroyer, not an aircraft carrier. Our organization's goal is to be quick to the helm and responsive to a sea change. The extreme mass of the biggest national underwriters means they simply can't turn the ship as fast as we can.

Just the other day I saw that Conning has released a new property and casualty industry study, "Small Insurers --Thriving in the Land of Giants" (I love that title.)

It points out that factors like consolidation in the financial services sector, globalization, and technology demands were expected to overwhelm small insurance companies. The large insurers, it says, appeared poised to use their massive capital resources and powerful economies of scale to extend their marketplace domination.

That didn't happen. The co-author of the study stated that "small insurers are not only surviving but many seem to be thriving " In other words, small insurers grew faster than large insurers and achieved better underwriting results, at least through the study period from 1996 through 2000.

Conning went on to say that "small insurers remain a nebulous, little understood and frequently ignored force in the P&C marketplace." (Translate: operating under the radar screen.)

The study defined small insurers as having annual written premium of less than $1 billion. That definition automatically put us in the "large insurer" category along with some other very fine regional competitors, like Erie and Cincinnati. But it also put us in the pond with the real giants ACE, AIG, Allianz, Allstate, Zurich American and so on.

From my point of view, we belong neither to the small company category nor to the very large. Let's call ours the Goldilocks size category-not too big, not too small, but just the right size to enjoy the advantages of each group.

I find one quote from the study to be particularly apt. It says: "These results appear to indicate that the benefit of market focus can overcome scale advantages Market focus can overcome scale advantages." As you listen to our leaders tomorrow, you'll hear that this sounds just like Harleysville's strategy.

Well, you don't have to buy the study to learn the answer as to why smaller companies - or mid-size companies like Harleysville - can yield superior performance, you can just ask us We'll be happy to tell you what gives us certain advantages over any competitor of any size.

There  are  six  items  on  my  list

The  first  is  a  clear  strategic  focus  on  a  definitive  segment  of  the
    -----
market-in  our  case,  small  commercial  customers.

The reason small commercial accounts are so important to Harleysville is not only the intrinsic profitability of that market-although we certainly like that-but also because of that market's fit with our capabilities and our marketing reach.

It's a market we know well, it's a market our agents can access easily, and it's a market where we can create added value for the customer.

Number  two:  the  Harleysville  franchise.  We  have  extremely  good
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relationships  with  extremely  good  agencies. They want our franchise, we want their best customers, and we both get what we want because our individual interests are closely aligned and we have the right rewards in place to under gird our value proposition.

Number  three:  our  localness.  You  can't  make  money  underwriting  by
------------
remote control. You must have feet on the street where your customers and agents are. And we do. It's one of Harleysville's important and sustainable market differentiators. Tomorrow you'll meet Tom Clark, the RVP of our $120 million New Jersey profit center (consistently one of our most profitable), who will tell you how local execution yields the growth and profit results we want.

Number  four:  Our  underwriting  culture.  We  are  underwriters  and  we
-----------
believe we should be able to make money from the business of underwriting. And we are making an underwriting profit in commercial lines. We believe we will do the same in personal lines in due course.

We apply the triangle discipline every day in every way. We select and price our business with a disciplined approach. We set our reserves with a disciplined approach. We reinsure with a disciplined approach. That discipline doesn't remove risk from the process, but it does build margins and it does lead to a more predictable, less volatile range of outcomes.

Reason  five:  Information  technology.  We've  made  a  significant  strategic
------------
investment in IT to increase our service quality and productivity, particularly in support of small commercial business. That investment has been large, but so has our progress. Wayne Ratz, our chief information officer, will speak to you tomorrow about the IT revolution at Harleysville.

Reason  six  is  our  service,  particularly  our  claims  service  (which  is
------------
why the average person buys insurance). Our claim checks aren't any bigger than those of other companies, but our customers love our claim service because it works so quickly and so well and that we actually treat them like human beings.

Bob Lockwood, head of our claims operations will tell you why we have other insurance companies coming in to look at how our claim centers work-and why they work so well.

Those six factors make Harleysville different from our competitors and give us an edge in the marketplace even against the largest companies, in fact, especially against the largest companies.

Of  course,  we  have  advantages  over  many  other  regionals,  too.

First of all, we're larger and better capitalized than companies at the small end of the regional spectrum We are "A" rated by A.M. Best We have an excellent surplus position We utilize reinsurance for God's intended purposes, that is, for truly catastrophic situations, therefore we're not reinsurance dependent And we have enough scale to make sizeable investments in process improvements like information technology.

Because  we  manage  with  discipline,  we  also  have  the  capacity  to  grow.

In short, Harleysville's size confers a set of advantages over competitors at both ends of the spectrum.

As I said earlier, we're in the Goldilocks category, not too big, not too small, but well capitalized and just the right size for profit, growth and durability while still being nimble enough to steer around the hidden shoals the largest companies may find difficult to avoid.

Harleysville is on a roll. We're not perfect. Our earnings performance is still below target. But I think our operating results point the way to the future and they have been gratifying. Equally important, the improvements we've made over the past two years are not once and done events, we've built them into the structure and culture of the company.

The  success  you  see  is  deep  down.

When you see our operating numbers, you see the result of discipline applied over years, and when you examine our balance sheet, you can believe what you see. It's not some Enron souffle cooked up to look good, but ready to collapse at the first sneeze. Our numbers have integrity, they are the real thing. You get what you see and they're good all the way through because that's the culture of Harleysville. And that's our opinion on the way to build things to last!

Thank  you.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HARLEYSVILLE  GROUP  INC.
                                   Registrant





September  26,  2002              /s/  Mark  R.  Cummins
                                   ------------------------
                                   Mark  R.  Cummins
                                   Executive  Vice  President,
                                   Chief  Investment  Officer  &
                                   Treasurer